Prospectus Supplement, Dated September 23, 2008	Filed Pursuant to Rule 424(b)(7)
(To Prospectus dated June 23, 2005)	File No. 333-125100
Selling Stockholders
The selling stockholders identified in this prospectus supplement may, from time to time, offer and sell shares of our common stock that we originally issued in connection with our acquisition of CyVera Corporation in April 2005.
The information in the table below replaces the information appearing under the heading “Selling Stockholders” in the related prospectus. We are updating the selling stockholder information solely to reflect a stock dividend that we effected on September 22, 2008. Pursuant to the stock dividend, we issued and paid, on September 22, 2008, one share of our common stock on each share of our common stock that was outstanding and held of record at the close of business on September 10, 2008.
The table below presents information regarding the selling stockholders and the shares that they may offer and sell from time to time under the registration statement relating to this prospectus supplement. We prepared this table based in part on information that the selling stockholders listed below have supplied to us. The information about these selling stockholders may have changed since the time they provided us with the information, and the information may also change from time to time after the date of this prospectus supplement.
Except as otherwise indicated below, to our knowledge, no selling stockholder or any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with us or our predecessors or affiliates during the three years prior to the date of this prospectus supplement.
Our registration of the offer and sale of the shares of our common stock identified below does not mean that the selling stockholders identified below will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or disposed of all or a portion of their shares after the date on which they provided us with the information regarding their holdings, including in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended. The identity and holdings of the selling securityholders may change from time to time.
A selling stockholder that is a broker-dealer, or an affiliate of a broker-dealer, may be deemed to be an underwriter with respect to the securities it sells pursuant to this prospectus supplement.
Beneficial ownership and percentage ownership are determined in accordance with the SEC’s rules. The percentages in the table below are calculated based on 123,675,666 shares of our common stock outstanding at the close of business on September 22, 2008.

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			Maximum
			Number of
			Shares of
	Number of Shares of Common		Common	Number of Shares of Common
	Stock Beneficially Owned		Stock Being	Stock Beneficially Owned After
	Before this Offering		Sold in this	this Offering
Selling Stockholder	Number	Percent	Offering	Number	Percent

David R. Huber	476,980	*	476,980	—	*
F. Kevin Didden	325,828	*	325,828	—	*
KS Teknoinvest V	240,514	*	240,514	—	*
First Reserve Fund VIII, L.P.	200,020	*	200,020	—	*
Connecticut Innovations, Incorporated	178,008	*	178,008	—	*
Alan D. Kersey(1)	155,688	*	134,164	21,524	*
FOL Liquidation Trust	98,472	*	98,472	—	*
Axiom Venture Partners II, Limited Partnership	93,074	*	93,074	—	*
First Reserve Fund VII, Limited Partnership	85,722	*	85,722	—	*
Didden Investment LLC	84,880	*	84,880	—	*
Optical Capital Group, LLC	81,530	*	81,530	—	*
Phillip E. and Mary S. Pruett Trustees for the Phillip E. and Mary S. Pruett 2002 Revocable Living Trust	71,188	*	71,188	—	*
Michael Grillo	52,022	*	52,022	—	*
CII/NEV LLC	50,916	*	50,916	—	*
United Eastern Investment Corp.	44,500	*	44,500	—	*
Coastdock & Co.	35,904	*	35,904	—	*
Spanglestar & Co.	35,904	*	35,904	—	*
Optoinvest AS	35,594	*	35,594	—	*
The Hodson Trust	35,208	*	35,208	—	*
Cargolamp & Co.	34,106	*	34,106	—	*
KS Teknoinvest VI	33,328	*	33,328	—	*
John Moon(2)	29,000	*	27,380	1,620	*
Venturos I DA	28,018	*	28,018	—	*
Daniel L. Gysling	27,380	*	27,380	—	*
Terrence J. Brennan	19,166	*	19,166	—	*
MSD Portfolio, L.P. — Investments	25,670	*	25,670	—	*
Gerald L. DePardo	19,166	*	19,166	—	*
John V. Viega	24,640	*	24,640	—	*
Grosvenor Fund, L.P.	23,028	*	23,028	—	*
James Sirkis	13,690	*	13,690	—	*
Frederick J. Leonberger	21,244	*	21,244	—	*
Martin A. Putnam(3)	16,670	*	16,428	242	*
Mark R. Fernald	19,166	*	19,166	—	*
Morgan Stanley Dean Witter Equity Funding, Inc.	17,054	*	17,054	—	*
Amerindo Technology Growth Fund II, Inc.	16,638	*	16,638	—	*
Sumitomo Electric Industries, Ltd.	16,538	*	16,538	—	*
Michael A. Davis	16,428	*	16,428	—	*
Robert J. Maron	16,428	*	16,428	—	*
Michael Sapack	16,428	*	16,428	—	*
Velocity Capital, LLC	11,426	*	11,426	—	*
Paul Rothman	10,952	*	10,952	—	*
Infosys Technologies Limited	10,770	*	10,770	—	*
Amerindo Internet Fund PLC	10,760	*	10,760	—	*
Emerging Technology Portfolio	10,758	*	10,758	—	*
Grosvenor Select, LP	9,922	*	9,922	—	*
Tharald Brovig	8,994	*	8,994	—	*
Pilot Holdings, L.P.	8,918	*	8,918	—	*
Wheatley Partners III, L.P.	8,456	*	8,456	—	*
HRLD LP	8,264	*	8,264	—	*
David Bellemore	8,212	*	8,212	—	*
Paul C. Dolan	8,212	*	8,212	—	*
James R. Dunphy	8,212	*	8,212	—	*
Arthur D. Hay	8,212	*	8,212	—	*
Keith R. Morley	8,212	*	8,212	—	*
Kim D. Larsen	7,442	*	7,442	—	*
MSD Select Sponsors Venture Capital Partnership, L.P.	7,180	*	7,180	—	*
VPF CiDRA Investments II, LLC	6,032	*	6,032	—	*
David A. Volgel	5,724	*	5,724	—	*
Quarry OM Partners, LLC	5,724	*	5,724	—	*
Thomas Lips	5,658	*	5,658	—	*
John Biesak	5,474	*	5,474	—	*
Allen R. Davis	5,474	*	5,474	—	*
John J. Grunbeck	5,474	*	5,474	—	*
Hay Asset Management LLC	5,474	*	5,474	—	*
Ann Iseley	5,474	*	5,474	—	*
Kersey Family Trust	5,474	*	5,474	—	*
Laurie Lombardi	5,474	*	5,474	—	*
Pratt & Whitney — Division of United Technologies Corporation	5,474	*	5,474	—	*
Paul Sanders	5,474	*	5,474	—	*
Jian-Qun Wu	5,474	*	5,474	—	*
Lene AS	5,410	*	5,410	—	*
Venturos Holdings AS	4,760	*	4,760	—	*
Glastad Capital AS	4,760	*	4,760	—	*
David Fournier	2,736	*	2,736	—	*
The David R. Huber Grantor Retained Annuity Trust	4,278	*	4,278	—	*
Langdøla Invest AS	3,808	*	3,808	—	*
Asmund Slogedal	3,674	*	3,674	—	*
Gezina AS	3,634	*	3,634	—	*
Damac Technology Partners, LP	3,590	*	3,590	—	*
Bayview 2000, L.P.	3,590	*	3,590	—	*
Connecticut Innovations/Webster LLC	3,590	*	3,590	—	*
Grosvenor Venture Partners III, L.P.	3,192	*	3,192	—	*
Francis Bostick	2,736	*	2,736	—	*
Robert Crawford	2,736	*	2,736	—	*
L. Jan Didden	2,736	*	2,736	—	*
Thomas W. Engel	2,736	*	2,736	—	*
David Galas	2,736	*	2,736	—	*
Richard T. Jones	2,736	*	2,736	—	*
Paul Kaplan	2,736	*	2,736	—	*
Ruth O’Connell	2,736	*	2,736	—	*
Anthony Rauseo	2,736	*	2,736	—	*
Robert A. Rubino	2,736	*	2,736	—	*
Xiaomin Zhao	2,736	*	2,736	—	*
Engelsen Invest AS	2,632	*	2,632	—	*
Wheatley Partners, L.P.	2,474	*	2,474	—	*
Svennevik Invest AS	2,396	*	2,396	—	*
HRLD Corporation	2,330	*	2,330	—	*
Mengshoel Invest AS	2,000	*	2,000	—	*
Wheatley Associates III, L.P.	1,850	*	1,850	—	*
Wheatley Foreign Partners III, L.P.	1,808	*	1,808	—	*
VPF CiDRA Investments, LLC	1,794	*	1,794	—	*
Damac Investors (XI) Inc.	1,794	*	1,794	—	*
Damac Investors (XVII) Inc.	1,794	*	1,794	—	*
Kane & Co.	1,794	*	1,794	—	*
Valhalla Capital, L.P.	1,794	*	1,794	—	*
Langeland Mølle AS	1,710	*	1,710	—	*
Velocity Equity Partners I, L.P.	1,628	*	1,628	—	*
Vertex Capital II, LLC	1,610	*	1,610	—	*
Ole Christian Sand	1,506	*	1,506	—	*
James W. Wohlgemuth	1,436	*	1,436	—	*
Selvaag Invest AS	1,436	*	1,436	—	*
Steinar Engelsen	1,360	*	1,360	—	*
Wheatley Partners II, L.P.	1,352	*	1,352	—	*
Marc Weiss	1,292	*	1,292	—	*
Double Mako Investments, LLC	1,254	*	1,254	—	*
Tintoretto Investments, LLC	1,254	*	1,254	—	*
Haakon A. Sand	968	*	968	—	*
K. Nicolai Sand	968	*	968	—	*
Lillian E. Sand	968	*	968	—	*
O. Christian Sand	968	*	968	—	*
Anthony Ciulla	968	*	968	—	*
Bjorn Bjora	936	*	936	—	*
Werner Hein	898	*	898	—	*
Originators Investment Plan, L.P.	896	*	896	—	*
Glastad Invest AS	842	*	842	—	*
Aknaton	694	*	694	—	*
Furuholmen Invest AS	676	*	676	—	*
Huber Exemption Trust	644	*	644	—	*
Tore Mengshoel	636	*	636	—	*
MSD EC I, LLC	538	*	538	—	*
Eiken Invest 98 AS	538	*	538	—	*
Gjarm Invest 98 AS	510	*	510	—	*
Magne Nygaard	454	*	454	—	*
Vertex Capital III, LLC	358	*	358	—	*
Bencas Capital Partners, L.P.	358	*	358	—	*
Fin M. W. Caspersen	358	*	358	—	*
AIG Private Bank LTD.	338	*	338	—	*
Eiken Invest 99 AS	330	*	330	—	*
James Chris Huber	322	*	322	—	*
Joaquin Garcia-Larrieu	322	*	322	—	*
Lowell M. Huber	322	*	322	—	*
Eiken Invest AS	292	*	292	—	*
Hands On Management AS	214	*	214	—	*
Wheatley Foreign Partners, L.P.	210	*	210	—	*
Eiken Invest 2000 AS	146	*	146	—	*
Daniel Chapey	116	*	116	—	*
Private Ventures LTD.	108	*	108	—	*
Mitchell P. Bartlett	96	*	96	—	*
James Stableford	88	*	88	—	*
William F. Hartfiel, III	88	*	88	—	*
Andreas Mollatt	36	*	36	—	*
Associates Investors LLC	22	*	22	—	*

*	Less than 1%.

(1)	The number of shares beneficially owned by this selling stockholder prior to the offering includes 10,762 shares of our common stock subject to options currently exercisable or exercisable within 60 days of September 22, 2008.

(2)	The number of shares beneficially owned by this selling stockholder prior to the offering includes 810 shares of our common stock subject to options currently exercisable or exercisable within 60 days of September 22, 2008.

(3)	The number of shares beneficially owned by this selling stockholder prior to the offering includes 121 shares of our common stock subject to options currently exercisable or exercisable within 60 days of September 22, 2008.

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